UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

NRX Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

NRx Pharmaceuticals, Inc.
1201 Orange Street, Suite 600
Wilmington, DE 19801
June 17, 2022
Dear Stockholder,
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of NRx Pharmaceuticals, Inc. to be held on July 18, 2022, at 11:00 a.m., local time, in virtual format at:
https://www.cstproxy.com/nrxpharma/2022
The attached notice of annual meeting describes the business we will conduct at the annual meeting and provide information about us that you should consider when you vote your shares.
At the annual meeting, we will ask stockholders (1) to ratify the selection of KPMG LLP as the Company’s independent auditors for fiscal 2022, (2) to elect Mr. Chaim Hurvitz to a new term as a Class I member of the Company’s Board of Directors and (3) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof. Our Board of Directors recommends the approval of Proposal (1) and Proposal (2).
We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your ongoing support. We look forward to seeing you at our annual meeting.
Sincerely,
Alessandra Daigneault
Corporate Secretary

NRx Pharmaceuticals, Inc.
1201 Orange Street, Suite 600
Wilmington, DE 19801
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
The annual meeting of stockholders of NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on July 18, 2022, at 11:00 a.m., local time, in virtual format at
https://www.cstproxy.com/nrxpharma/2022
for the following purposes:
1.
to ratify the selection of KPMG LLP (“KPMG”) as the Company’s independent auditors for fiscal 2022;

2.
to elect Mr. Chaim Hurvitz to a new term as a Class I member of the Company’s Board of Directors (the “Board”) and

3.
to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items are more fully described in this proxy statement, which forms a part of the notice of the annual meeting. As of the date of this proxy statement, the Company does not know of any other matters to be raised at the annual meeting other than those described in the proxy statement.
Due to continuing public health and travel safety concerns relating to the COVID-19 pandemic, and to support the health and safety of our stockholders, employees and stakeholders, our annual meeting will be conducted in a virtual-only format. The Board also believes that a virtual meeting will enable increased stockholder accessibility, while allowing for meeting efficiency and reduced costs. You will be able to attend our annual meeting online, vote your shares, and submit your questions during the meeting by visiting https://www.cstproxy.com/nrxpharma/2022. Details regarding how to attend the meeting online are more fully described in this proxy statement.
Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on May 20, 2022, the record date fixed by our Board for such purpose. A list of stockholders of record will be available at the meeting and, during the ten days prior to the meeting, at the office of the Secretary at the above address.
All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

Thank you for your continued support of NRx Pharmaceuticals, Inc. We look forward to seeing you at the annual meeting.
By Order of the Board of Directors,
/s/ Sherry Glied

Sherry Glied
Director
Wilmington, Delaware
June 16, 2022

NRx Pharmaceuticals, Inc.
2022 Annual Meeting of Shareholders
Access Information
Weblink: https://www.cstproxy.com/nrxpharma/2022
Telephone access (listen-only):
Within the U.S. and Canada: 1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)
Conference ID:
9564254#

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.
-OR-
Stockholders may also complete a proxy via the Internet or by telephone in accordance with the instructions listed on the proxy card.

June 17, 2022
NRx Pharmaceuticals, Inc.
1201 Orange Street, Suite 600
Wilmington, DE 19801
(484) 254-6134
PROXY STATEMENT
This proxy statement, the attached notice of annual meeting of stockholders and the enclosed proxy card are being mailed to stockholders on or about June 22, 2022 and are furnished in connection with the solicitation of proxies by the Board of NRx Pharmaceuticals, Inc. (“NRx”, “we”, “us”, or the “Company”) for use at our 2022 Annual Meeting of Stockholders to be held on July 18, 2022, at 11:00 a.m., local time, in virtual format at https://www.cstproxy.com/nrxpharma/2022, and at any adjournments or postponements thereof. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2021 annual report, which includes our financial statements for the fiscal year ended December 31, 2021.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 18, 2022.
This proxy statement and our 2021 annual report to stockholders are available for viewing, printing and downloading at www.nrxpharma.com.
Additionally, you can find a copy of our 2021 annual report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2021 on the website of the Securities and Exchange Commission (the “SEC”) at https://www.sec.gov, or in the “Financial Information” section of the “Investor Relations” section of our website at https://www.nrxpharma.com. You may also obtain a printed copy of our annual report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Attention: Secretary, NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801. Exhibits to the annual report will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
The purposes of the annual meeting are:
1.
to ratify the selection of KPMG LLP (“KPMG”) as the Company’s independent auditors for fiscal 2022;

2.
to elect Mr. Chaim Hurvitz as a Class I member of the Company’s board of directors (the “Board”), to hold office until the third succeeding annual meeting and until his respective successors are duly elected and qualified; and

3.
to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Stockholders Entitled to Vote at the Meeting
Only common stockholders of record as of the close of business on May 20, 2022 (the “record date”) will be entitled to vote at the meeting and any adjournments or postponements thereof. As of the record date, 66,641,314 shares of our common stock, $0.001 par value per share (the “common stock”), were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy.
Virtual Meeting
In light of the public health concerns related to the ongoing COVID-19 pandemic and after careful consideration, our Board has determined to hold a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting https://www.cstproxy.com/nrxpharma/2022. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of ownership, will be posted at https://www.cstproxy.com/nrxpharma/2022.
Voting Shares
The proxy is solicited by the Board and is revocable by you any time before it is voted. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person, although the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either: (1) filing a written revocation with our Secretary at NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801; (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy; or (3) appearing in person at the meeting and voting by ballot at the annual meeting. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.
Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against, or abstain with respect to Proposal 1 and voted for, against, or abstain with respect to Proposal 2. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our transfer agent, Continental Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

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By mail.   Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

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By Internet or by telephone.   Follow the instructions attached to the proxy card to vote by Internet or telephone.

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In person at the meeting.   If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on July 17, 2022.
If your shares are held in “street name” (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other holder of record with instructions on how to vote your shares and can do so as follows:
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By mail.   Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.

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By Internet or by telephone.   Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

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In person at the meeting.   Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker.

The representation in person or by proxy of at least a majority of all shares of common stock issued, outstanding, and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.
Each of the persons named as proxies in the proxy is one of our officers. All properly executed proxies returned in time to be cast at the meeting will be voted. The stockholders will act upon Proposal 1, to ratify the selection of KPMG as the Company’s independent auditors for fiscal 2022; and Proposal 2, to elect Chaim Hurvitz and a Class I member of the Board. We will not hold an election for another director at the meeting in 2022; one seat in Class I of the Board will remain vacant upon the conclusion of the meeting, until such time as the Board designates an additional director to serve in Class I.
If your shares are registered in your name, they will not be counted if you do not vote as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record will have the authority to vote your unvoted shares only on Proposal 1 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.
The following sets forth the vote required to approve Proposal 1 and Proposal 2 and how votes are counted:
Proposal 1: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast for or against this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of KPMG as our independent registered public accounting firm for fiscal 2022, the audit committee of our Board will reconsider its selection.
Proposal 2: Election of Class I Director	The affirmative vote of a majority of the votes cast for or against this proposal is required to elect the nominee to a new term as a Class I director for a term ending at the third succeeding annual meeting. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
If you hold your shares in street name, it is critical that you cast your vote. Your bank, broker, or other holder of record does, however, continue to have discretion to vote any uninstructed shares on the ratification of the selection of our independent registered public accounting firm (Proposal 1 of this proxy statement).
The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a current report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Quorum
The presence, virtually online or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote with respect to the proposals is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions, withheld votes and “broker non-votes”, if any, will be included in the calculation of the number of shares considered to be present at the meeting to determine whether a quorum has been established.
Solicitation of Proxies
Our Board is making this solicitation of proxies for our annual meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.
Voting on Possible Other Matters
The Board knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.
Electronic Delivery of Future Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.
If you are a stockholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by going to www.cstproxy.com/nrxpharma/2022 accessing your account information and following the instructions provided.

Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:
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reduced disclosure about our executive compensation arrangements;

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exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments; and

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exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We will remain an emerging growth company until December 31, 2022 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 10-K with the SEC) or we issue more than $1 billion of non-convertible debt securities over a three-year period. For so long as we remain an emerging growth company, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We may choose to take advantage of some, but not all, of the available exemptions.
We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

CORPORATE GOVERNANCE
Our Board manages or directs the business and affairs of the Company, as provided by the Delaware General Corporation Law and conducts its business through meetings of the Board and three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee.
Our Board evaluates our corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of our current business environment and aligning our governance practices closely with the interest of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “Communication with the Board” below.
Board of Directors
In accordance with our Charter, our Board is divided into three classes with staggered, three year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
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the Class I directors are Chaim Hurvitz and Daniel Troy, and their terms will expire at our 2022 annual meeting of stockholders. Daniel Troy will not be standing for reelection to the Board.

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the Class II directors are Sherry Glied and Aaron Gorovitz, and their terms will expire at our 2023 annual meeting of stockholders.

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the Class III directors are Patrick Flynn and Jonathan Javitt, and their terms will expire at the 2024 annual meeting of stockholders.

Our Charter provides that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, our directors may be removed from office only for cause by the affirmative vote of the holders of at least 75% of our outstanding voting stock entitled to vote in the election of directors.
Director Independence
Previously, Jonathan Javitt and Daniel Javitt controlled the votes of the majority of our common stock. As a result, we were a “controlled company” for purposes of the Nasdaq corporate governance rules and were exempt from certain governance requirements otherwise required by Nasdaq, including requirements that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
We are no longer a “controlled company” under the corporate governance rules of Nasdaq. Under the Nasdaq listing requirements, a company that ceases to be a “controlled company” must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees no later than the following phase-in schedule: (i) one independent committee member at the time it ceases to be a controlled company, (ii) a majority of independent committee members within 90 days of the date it ceases to be a controlled company and (iii) all independent committee members within one year of the date it ceases to be a controlled company. Additionally, the Nasdaq listing requirements provide a 12-month phase-in period from the date a company ceases to be a “controlled company” to comply with the majority independent board requirement.
At this time, the majority of our directors are independent, as are a majority of the members of each of our committees, while the nominating and corporate governance committee is not made up solely of independent directors. Until we are fully subject to these requirements, however, our stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.
Our Board has determined that Sherry A. Glied, Patrick J. Flynn, Daniel Troy, Aaron Gorovitz and Chaim Hurvitz are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.
Board Committees and Meetings
Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. We have a standing audit committee, nominating and corporate governance committee and compensation committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.
Audit Committee
Our audit committee is responsible for, among other things:
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appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

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discussing with our independent registered public accounting firm their independence from management;

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reviewing, with our independent registered public accounting firm, the scope and results of their audit;

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approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

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overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

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overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

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reviewing our policies on risk assessment and risk management;

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reviewing related person transactions; and

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establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Our audit committee consists of Messrs. Flynn, Gorovitz and Hurvitz, with Mr. Flynn serving as chair. Rule 10A-3 of the Exchange Act and the Nasdaq rules require that our audit committee be composed entirely of independent members. Our Board has affirmatively determined that Messrs. Flynn, Gorovitz and Hurvitz each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the Nasdaq rules. Each member of our audit committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board has determined that Messrs. Flynn, Gorovitz and Hurvitz each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our Board has adopted a written charter for the audit committee. The complete text of the audit committee’s current charter is available on Company’s website at www.nrxpharma.com.
Compensation Committee
Our compensation committee is responsible for, among other things:
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reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by our Board, in conjunction with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;

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overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

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reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;

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reviewing and approving all employment agreement and severance arrangements for our executive officers;

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making recommendations to our Board regarding the compensation of our directors; and

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retaining and overseeing any compensation consultants.

Our compensation committee consists of Messrs. Flynn, Gorovitz and Troy, with Mr. Flynn serving as chair. Our Board has affirmatively determined that Messrs. Flynn, Gorovitz and Troy each meet the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our Board has adopted a written charter for the compensation committee. The complete text of the compensation committee’s current charter is available on Company’s website at www.nrxpharma.com. It is expected that Dr. Glied will fill the vacancy on the Compensation Committee when Mr. Troy steps down from the Board at the annual meeting. Our Board has affirmatively determined that Dr. Glied meets the definition of “independent director” for purposes of serving on the compensation committee under the Nasdaq rules, including the heightened independence standards for members of a compensation committee, and is a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:
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identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

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overseeing succession planning for our Chief Executive Officer and other executive officers;

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periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board;

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overseeing an annual evaluation of the effectiveness of our Board and its committees; and

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developing and recommending to our Board a set of corporate governance guidelines.

Our nominating and corporate governance committee consists of Mr. Troy, Dr. Glied and Dr. Javitt, with Mr. Troy serving as chair. Our Board has affirmatively determined that Mr. Troy and Dr. Glied each meet the definition of “independent director” under the Nasdaq rules. While the Company was a “controlled company” within the meaning of the corporate governance standards of Nasdaq, we were permitted to, and elected not to, comply with the requirement that NRx have a nominating and corporate governance committee that is composed entirely of independent directors. Now that the Company is no longer a controlled company, we will continue to rely on this exemption during the applicable phase-in period. Our Board has adopted a written charter for the nominating and corporate governance committee. The complete text of the nominating and corporate governance committee’s current charter is available on Company’s website at www.nrxpharma.com. It is expected that Mr. Flynn will fill the vacancy on the nominating and corporate governance committee when Mr. Troy steps down from the Board at the annual meeting. Our Board has affirmatively determined that Mr. Flynn meets the definition of “independent director” under the Nasdaq rules.
Risk Oversight
Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the Board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee.
Code of Business Conduct and Ethics
We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our corporate website at www.nrxpharma.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.
Policy Governing Director Attendance at Annual Meetings
The Company encourages and expects all of its directors to virtually attend the 2022 annual meeting of stockholders. During the fiscal year ended December 31, 2021, there were 4 meetings of the Board and the average attendance rate of the directors was 92%.
Policies Governing Director Nominations
Securityholder Recommendations
Our bylaws provides that nominations of any person for election to the Board at an annual meeting may be made at such meeting by a stockholder present in person (A) who was a record owner of shares of the Company both at the time of giving the notice provided for in the bylaws and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with the bylaws as to such notice and nomination.
All stockholder recommendations for director candidates must be submitted to our Secretary at 1201 North Market Street, Suite 111, Wilmington, Delaware 19801, who will forward all recommendations to the nominating and corporate governance committee. All stockholder recommendations for director candidates for our 2023 annual meeting of stockholders must be submitted to our Secretary on or before April 19, 2023 and must include the following information:
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the name and address of the stockholder (including, if applicable, the name and address that appear on the Company’s books and records);

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the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned by the stockholder;

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the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” that constitutes a “call equivalent position” and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Company

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the name and address of the proposed director candidate (including, if applicable, the name and address that appear on the Company’s books and records);

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the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned by the proposed director candidate, if applicable;

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all information relating to such proposed director candidate that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

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a description of any direct or indirect material interest in any material contract or agreement between or among the stockholder, on the one hand, and each proposed director candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand; and

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a completed and signed questionnaire, representation and agreement, as specified in the bylaws.

Board Membership Criteria
The nominating and corporate governance committee is responsible for establishing criteria for Board membership. The nominating and corporate governance committee did not hold any meetings in 2021 and will be holding its organizational meeting in the second half of 2022, where it is expected to establish the following specific, minimum qualifications that nominees for a position on the Board will be expected to satisfy. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The nominating and corporate governance committee’s assessment of a potential candidate will include an individual’s independence, as well as consideration of age, skills and experience, and a policy of promoting diversity, in the context of the needs of the Company.
The criteria assessed by the nominating and corporate governance committee when evaluating a candidate for director is expected to include:
•
Simultaneous Service.   No director should serve on more than three other public company boards. No member of the audit committee should serve on more than two other public company audit committees. No director who is an executive officer of another public company should serve on more than one other public company board, aside from the board of his/her own company. Directors should advise the Chairman and the chair of the nominating and corporate governance committee in advance of accepting an invitation to serve on another public company board or audit committee or to assume the chair or lead independent director position on another public company board.

•
Financial Literacy.   Directors should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.

•
Character.   Directors should be persons of good character and thus should possess all of the following personal characteristics:

•
Integrity:   Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;

•
Accountability:   Directors should be willing to be accountable for their decisions as directors;

•
Judgment:   Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;

•
Responsibility:   Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;

•
High Performance Standards:   Directors should have a history of achievements which reflects high standards for themselves and others;

•
Commitment and Enthusiasm:   Directors should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers; and

•
Courage:   Directors should possess the courage to express views openly, even in the face of opposition.

•
Expectations.   Each director will be expected to: dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties; comply with the duties and responsibilities set forth herein and in the bylaws of the Company; comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation, subject to the provisions set forth in the Company’s governing documents; and adhere to the Company’s code of business conduct and ethics, including, but not limited to, the policies on conflicts of interest expressed therein and any other Company policies that apply to directors.
Board Leadership Structure
The Company does not have a formal policy regarding whether to separate the Chairman and Principal Executive Officer positions. Our Board believes that the decision to combine or separate the Chairman and Principal Executive Officer positions depends on the facts and circumstances facing the Company at a given time and could change over time. Currently, Mr. Robert Besthof serves as the Interim Chief Executive Officer and Principal Executive Officer of the Company. The position of Chairman of our Board is currently vacant.
As the Company evolves, the Board will regularly evaluate the Board leadership structure to ensure it continues to meet the needs of the Company, and to ensure that it provides strong, independent oversight for our stockholders. In particular, as part of this evaluation, the Board will take under consideration the outcomes of the Board and committee self-evaluation process as well as other factors, including the current state of the Company’s strategy and operations, recent performance, market and industry factors and peer company practices.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Shares, to file reports of ownership and changes of ownership of such securities with the SEC.
Based solely on a review of the reports received by the SEC, the Company believes that, during the fiscal year ended December 31, 2021, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except as set forth below:
Name	Number of Late Reports	Number of Late Transactions
Robert Besthof	3	4
Alessandra Daigneault	3	11
Daniel Javitt	3	3
Patrick Flynn	2	5
William Fricker	2	2
Sharon Glied	2	2
Aaron Gorovitz	2	4
Chaim Hurvitz	2	3
Jonathan Javitt	2	3
H. R. McMaster	2	4
Daniel Troy	2	2
BRAC Lending Group LLC	1	1
Communications with the Board
If you wish to communicate with any of our directors or the Board as a group, you may do so by writing to them at Name(s) of Director(s)/Board of Directors of NRx, Pharmaceuticals, Inc., c/o Secretary, NRx, Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, Delaware 19801.
We recommend that all correspondence be sent via certified U.S. Mail, return receipt requested. All correspondence received by the Secretary will be forwarded by the Secretary promptly to the addressee(s).

DIRECTORS AND EXECUTIVE OFFICERS
We have two Class I directors with a term expiring at our 2022 Annual Meeting of Stockholders: Chaim Hurvitz, who is standing for reelection and Daniel Troy, who having served on the Board for approximately one year is not standing for reelection, and as such, his term will expire at the 2022 annual meeting. Our Board is not nominating a Class I director at this time to fill Daniel Troy’s seat, so Class I will have one director until such time as a nominee is appointed by the Board.
Information Regarding the Directors and Executive Officers
The following table and biographical descriptions set forth certain information with respect to each director and executive officer, based on information furnished to us by the directors, and executive officers, as of June 13, 2022.
Name	Age	Position
Executive Officers:
Robert Besthof, MIM	56	Interim Chief Executive Officer
Alessandra Daigneault, Esq.	58	Chief Corporate Officer, General Counsel, and Secretary
Randy Guggenheimer	61	Chief Business Officer
Riccardo Panicucci	61	CMC and Technical Operations Advisor
Seth Van Voorhees	61	Chief Financial Officer
Directors
Patrick J. Flynn(1)(2)	73	Director
Sherry A. Glied, Ph.D.(3)	61	Director
Aaron Gorovitz(1)(2)	63	Director
Jonathan Javitt, M.D., M.P.H.(3)	65	Director
Chaim Hurvitz(1)	61	Director
Daniel E. Troy(2)(3)	62	Director

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

(3)
Member of Nominating and Corporate Governance Committee.

Director Standing for Reelection at the Annual Meeting
Chaim Hurvitz.   Mr. Hurvitz has served as a member of our Board since May 2021. He served as a member of the NeuroRx board of directors from May 2015. Mr. Hurvitz has served as the Chief Executive Officer of CH Health, a private venture capital firm, since May 2011. Mr. Hurvitz previously served as a member of the board of directors of Teva Pharmaceuticals Industries Ltd. from October 2010 to July 2014. Previously, Mr. Hurvitz was a member of the senior management of Teva Pharmaceuticals Industries Ltd., serving as the President of Teva International Group from 2002 until 2010, as President and Chief Executive Officer of Teva Pharmaceuticals Europe from 1992 to 1999 and as Vice President — Israeli Pharmaceutical Sales from 1999 until 2002. Mr. Hurvitz is a founding investor and a director of Galmed Pharmaceuticals Ltd. Mr. Hurvitz presently serves as a member of the management of the Manufacturers Association of Israel and head of its pharmaceutical branch. Mr. Hurvitz holds a B.A. from Tel Aviv University. We believe Mr. Hurvitz is qualified to serve on our board of directors due to his extensive experience in the pharmaceutical industry.
Directors Whose Terms Extend Beyond the Annual Meeting
Patrick J. Flynn.   Mr. Flynn has served as a member of our Board since May 2021. Mr. Flynn served as a member of the NeuroRx board of directors from 2017. Mr. Flynn is an entrepreneur with more than

35 years of senior executive experience. He has provided leadership to numerous successful organizations including start-ups and growth-stage companies and has served in a variety of roles, including Executive Chairman, board member, CEO, COO, CFO and advisor. Mr. Flynn currently serves as the COO of Good Measures where he is responsible for the day-to-day operations of the company’s innovative approach to healthcare and nutrition services. Prior to joining Good Measures, Mr. Flynn was the co-founder of Predilytics, Inc. and served as Executive Chairman. Before joining Predilytics, Mr. Flynn contributed his expertise as COO and then as CEO to Health Dialog, where he helped build the business from an early-stage healthcare services organization to one of the world’s leading providers of healthcare analytics, healthcare services and decision support. Prior to this role, Flynn was a co-founder of Symmetrix, a management consulting firm specializing in healthcare and financial services. Mr. Flynn began his career with Bank of America where he held several positions over the course of 15 years, including Vice President of World Banking and Vice President of Risk Management. Mr. Flynn earned his B.S. in Finance from the Wharton School at the University of Pennsylvania. We believe Mr. Flynn is qualified to serve on our board of directors due to his extensive finance and corporate management experience in the healthcare industry.
Sherry A. Glied, Ph.D.   Dr. Glied has served as a member of our Board since May 2021. Dr. Glied served as a member of NeuroRx’s board of directors from December 2015. Dr. Glied has served as the Dean of New York University’s Robert F. Wagner Graduate School of Public Service since August 2013. From 1989 to August 2013, Dr. Glied was the Professor of Health Policy and Management at Columbia University’s Mailman School of Public Health, where she served as the Chair of the Department of Health Policy and Management from 1998 to 2009. In June 2010, Dr. Glied was confirmed by the U.S. Senate as Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services, serving in that capacity from July 2010 through August 2012. She has previously also served as Assistant Secretary of Health under President Obama and as a member of the President’s Council of Economic Advisors under President Bush. She is one of the world’s leading experts on mental health policy. She has been elected to the Institute of Medicine of the National Academy of Sciences, the National Academy of Social Insurance, and the Board of Academy Health, and has been a member of the Congressional Budget Office’s Panel of Health Advisers and a research associate of the National Bureau of Economic Research. She is co-editor, with Peter C. Smith, of The Oxford Handbook of Health Economics, which was published by the Oxford University Press in 2011. Dr. Glied holds a B.A. in Economics from Yale University, a Master’s degree in Economics from the University of Toronto and a Ph.D. in Economics from Harvard University. We believe Dr. Glied is qualified to serve on our board due to her vast experience in public health, and in particular in mental health policy.
Aaron Gorovitz.   Mr. Gorovitz has served as a member of our Board since May 2021. Mr. Gorovitz served as a member of the NeuroRx board of directors from 2016. He is a partner of the AHG Group. In addition to his 25 years of legal experience in complex commercial transactions, he has considerable involvement in early-stage biotechnology and health information technology companies. Mr. Gorovitz holds a B.A. from Muhlenberg College and a J.D. from George Washington University Law School. We believe Mr. Gorovitz is qualified to serve on our board of directors due to his extensive experience in transactional law and corporate governance.
Jonathan Javitt, M.D., M.P.H.   Dr. Javitt is a member of our Board and our Chief Scientist; he previously served as our Chief Executive Officer and Chairman of our Board from May 2021 until March 2022. He served as Chairman of the Board and the Chief Executive Officer of NeuroRx from its founding in 2015. Prior to starting NeuroRx, he participated in leading drug and medical device development and commercialization projects for Allergan, Alcon, Eyetech, Merck, Novartis, Pfizer, and Pharmacia. He has played leadership roles in seven successful healthcare IT and biopharma start-up companies. He was appointed to healthcare leadership roles under President Ronald Reagan, George H.W. Bush, Clinton and George W. Bush. During the Reagan and Bush ‘41 administrations, he was designated as an Expert Consultant to the Department of Health and Human Services. President Clinton designated him as a Special Government Employee of the White House Executive Office of the President to serve on the 1993 Health Reform Task Force. Under President George W. Bush, he was commissioned to lead the Healthcare Committee of the President’s Information Technology Advisory Committee and to serve as a Special Employee of the Undersecretary of Defense. Dr. Javitt has published more than 200 scientific works in the areas of health outcomes and pharmacoeconomics that have been cited more than 25,000 times. Dr. Javitt holds an A.B. with Honors from Princeton University, an M.D. from Cornell University and a Masters of Public Health from the Harvard Chan School of Public Health. In 2015, he was designated an Alumnus of Merit, the highest honor bestowed by Harvard University to graduates of the School of Public Health. He continues to serve as an adjunct Professor of Ophthalmology at Johns Hopkins School of Medicine and as a Senior Fellow of the Potomac Institute for Policy Studies. We believe Dr. Javitt is qualified to serve on our board of directors due to his extensive experience leading NeuroRx and in the pharmaceutical industry.
Executive Officers
Robert Besthof, MIM.   Mr. Besthof has served as our as Interim Chief Executive Officer since March 2022. Prior to that, Mr. Besthof served as the Chief Commercial and Patient Officer and Head of Operations since May 2021 and as the Chief Commercial Officer of NeuroRx from March 2016 to May 2021. Mr. Besthof is a seasoned professional with more than 25 years of experience in biopharma marketing and operations, including at Pfizer, Wyeth, and Eli Lilly. Mr. Besthof has held various positions at Pfizer since 2004, including his most recent role as Vice President of Global Commercial Development for Neuroscience and Pain products at Pfizer. He has a track record of leadership in positions of increasing responsibility, including: profit and loss for marketing and sales and has enabled the rapid growth of pharmaceutical pipelines and led product launches across multiple therapeutic areas. Prior to joining the pharmaceutical industry, Mr. Besthof worked for Deutsche Bank and in consulting. He holds a B.A. in Economics from Case Western Reserve University, and a Masters of International Management from The Thunderbird School of Global Management.
Alessandra Daigneault, Esq.   Ms. Daigneault has served as our Chief Corporate Officer, General Counsel and Secretary since August 2021 and as Acting Treasurer from August 2021 until March 2022. As previously disclosed in the Company’s current report on Form 8-K filed with the SEC on May 25, 2022, Ms. Daigneault has tendered on resignation, effective as of July 18, 2022. Prior to that, Ms. Daigneault served as the General Counsel and Corporate Secretary of NeuroRx from April 2021. Prior to joining NeuroRx, Ms. Daigneault was co-founder and Chief Operating Officer of Quantum Governance LLC, where she continues to serve as a director. She also served as Vice President and Chief Legal Counsel for Teligent, Inc. and its successor companies, First Avenue Networks and FiberTower Corporation, all publicly traded telecommunications companies, from October 2000 to May 2008. Ms. Daigneault began her legal career with Milbank LLP and was a Partner at the Washington, D.C. law firm of Tucker, Flyer & Lewis (now Venable LLP). Ms. Daigneault holds a B.S., Magna Cum Laude, from Georgetown University and a J.D. from Georgetown University Law Center.
Randy Guggenheimer.   Mr. Guggenheimer has served as our Chief Business Officer since May 2021. Prior to that, Mr. Guggenheimer was a Managing Director at Young & Partners, a boutique investment banking firm serving the life sciences and chemical industries. Prior to Young & Partners, Mr. Guggenheimer was Head of Health Care Investment Banking for the Americas at Dresdner Kleinwort Wasserstein and worked for more than 15 years at Lehman Brothers as Managing Director in the Healthcare Group, Managing Director in the Mergers and Acquisitions Group and as Co-Head of Healthcare Mergers & Acquisitions. Mr. Guggenheimer received an AB degree in Economics at Harvard College and earned an MBA from Harvard Business School.
Riccardo Panicucci.   Mr. Panicucci has served as our CMC and Technical Operations Advisor since January 2021. Rick is currently the SVP of CMC at BridgeBio Pharma. Prior to joining BridgeBio, Mr. Panicucci served as VP of Pharmaceutical Development Services at WuXi STA, where he provided scientific leadership in formulation development and GMP manufacturing. From 2004 to 2015, Mr. Panicucci served as Global Head of Chemical and Pharmaceutical Profiling (CPP) at Novartis. Mr. Panicucci has also led R&D groups at Vertex Pharmaceuticals, Symbollon Pharmaceuticals, Biogen, and Bausch & Lomb. Mr. Panicucci earned a Ph.D. in Chemistry from the University of Toronto and did a Post-Doctoral Fellowship at the University of California, Santa Barbara.
Seth Van Voorhees.   Dr. Van Voorhees has served as our Chief Financial Officer since June 2022. Prior to joining the Company, Dr. Van Voorhees worked as an independent consultant for 9 months. He served as Chief Financial Officer of PDS Biotechnology Corporation from January to October 2021. In addition, Dr. Van Voorhees served as Chief Financial Officer and Vice President, Business Development, for Research Frontiers Inc. from January 2011 to December 2020. Prior to this role, Dr. Van Voorhees served as the Chief Financial Officer for American Pacific Corp. Earlier in his career, Dr. Van Voorhees was an investment banking officer responsible for chemical and pharmaceutical clients at Merrill Lynch, UBS Warburg, and Wasserstein Perella. Dr. Van Voorhees received a Ph.D. in chemistry from the University of Pennsylvania and an MBA from Columbia University.
Board Diversity Matrix
Pursuant to Rule 5606(f) of the Nasdaq Listing Rules, set forth below is certain information on each director’s voluntary self-identified characteristics, as of June 13, 2022.
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	0	0
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1

EXECUTIVE COMPENSATION
Our “Named Executive Officers” for the years ended December 31, 2021 and December 31, 2020 include Jonathan Javitt, our former Chief Executive Officer, Robert Besthof, our Chief Commercial and Patient Officer and Head of Operations and, since March 8, 2022, our Interim Chief Executive Officer, Alessandra Daigneault, our Chief Corporate Officer, General Counsel and Secretary since August 2021 and Randy Guggenheimer, our Chief Business Officer since May 2021.
Summary Compensation Table
The following table presents information regarding the total compensation of our Named Executive Officers for the years ended December 31, 2021 and December 31, 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jonathan Javitt(2) Director and Former Chief Executive Officer	2021	275,000	0	0	0	102,287	377,287
	2020	275,000	325,000	0	0	14,586	614,586
Robert Besthof(3) Chief Commercial and Patient Officer and Head of Operations and Interim Chief Executive Officer	2021	264,000	0	0	0	0	264,000
	2020	252,000	0	744,114	0	0	996,114
Alessandra Daigneault(4) Chief Corporate Officer, General Counsel and Secretary	2021	228,000	290,000	1,754,611	0	2,961	2,275,572
Randy Guggenheimer(5) Chief Business Officer	2021	143,846	0	3,443,247	0	0	3,587,093

(1)
Amount reflects the grant date fair value of stock options granted during fiscal year 2021 or fiscal year 2020 as calculated in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. See Note 3 to the consolidated financial statements contained in Form 10-K for information regarding the assumptions used in calculating these amounts.

(2)
Dr. Javitt was Chairman and Chief Executive Officer for all of 2021 and 2020. Other compensation in 2021 includes $8,750 in Director fees, $22,320 in health insurance costs and $71,217 in personal security costs. Other compensation in 2020 includes health insurance premium payments.

(3)
Mr. Besthof was Chief Commercial and Patient Officer and Head of Operations for all of 2021 and 2020.

(4)
Ms. Daigneault was General Counsel and Secretary until August 2021. Other Compensation includes health insurance reimbursement.

(5)
Mr. Guggenheimer was appointed Chief Business Officer in May 2021.

Narrative to Summary Compensation Table
Base Salaries and Compensation
NRx’s Named Executive Officers receive an annual base salary or annual rate of compensation to compensate them for services rendered to NRx. The base salary or annual rate of compensation payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For both 2021 and 2020, the annual base salary for Dr. Javitt was set at $275,000. For 2021, Mr. Besthof’s annual rate of compensation was set at $264,000. For 2020, Mr. Besthof’s annual rate of compensation was set at $216,000 prior to April 1, 2020 and $264,000 as of April 1, 2020. For 2021, Ms. Daigneault’s annual rate of compensation was set at $210,000 prior to September 1, 2021 and $264,000 as of September 1, 2021, and Mr. Guggenheimer’s annual base salary was set at $275,000. No changes were made to our Named Executive Officers’ annual base salaries or annual rate of compensation for 2021 or 2020 except as set forth above.
Cash Bonus Compensation
Pursuant to his employment agreement, Dr. Javitt was eligible to receive a target bonus of $275,000 per year, which was tied to individual and company performance. However, Dr. Javitt waived his right to receive such bonus for 2021 when he entered in the Javitt Consulting Agreement (as defined below). Pursuant to her employment agreement, Ms. Daigneault is eligible to receive a target bonus of $52,800 per year plus an additional $100,000 for each successful financing transaction. Mr. Guggenheimer is eligible to receive a target bonus of $55,000 per year.
Equity Compensation
We typically grant stock options as the long-term incentive component of our compensation program. Stock options allow employees, including our Named Executive Officers, to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the date of grant. Our stock options have vesting schedules that are designed to encourage continued employment and typically vest as to one-third (1/3) of the shares subject to the option on the first anniversary of the applicable vesting commencement date and one-third (1/3) of the shares each of the next two anniversaries of the vesting commencement date, subject to the recipient’s continued service through each applicable vesting date. From time to time, our Board may also construct alternate vesting schedules as it determines appropriate to motivate particular employees.
Mr. Besthof was granted an option to purchase 347,200 shares of our Common Stock in 2016 and an option to purchase 347,200 shares of our Common Stock in 2020. Ms. Daigneault was granted options to purchase 143,840 shares and 49,600 shares of our Common Stock in 2020 and was granted options to purchase 148,400 shares and 30,000 shares of our Common Stock in 2021. Mr. Guggenheimer was granted an option to purchase 347,200 shares of our Common Stock in 2021. Refer to the “Outstanding Equity Awards at Fiscal Year End” table below for additional information regarding these options. In March 2022, Mr. Besthof was granted an option to purchase an additional 100,000 shares of our Common Stock pursuant to the Besthof Letter Agreement (as defined below in paragraph (b)).
Executive Employment Arrangements
(a)
Javitt Employment Agreement

In connection with his commencement of employment with us in May 2015, we entered into an employment agreement with Dr. Jonathan Javitt (the “Javitt Employment Agreement”) pursuant to which he served as our Chief Executive Officer and President. The Javitt Employment Agreement provided for an initial five (5) year term and extends automatically for additional one (1) year periods unless either party provided notice of termination. The Javitt Employment Agreement provided for a base salary of $275,000, subject to periodic increase by the Board. The Javitt Employment Agreement was terminated on March 8, 2022 when Dr. Javitt retired and became a consultant to the Company. Upon entering into the Javitt Consulting Agreement (as defined below), Dr. Javitt waived his rights to the bonus, severance and certain other provisions under the Javitt Employment Agreement.
Pursuant to a consulting agreement between the Company and Dr. Javitt, dated as of March 8, 2022 (the “Javitt Consulting Agreement”), Dr. Javitt will provide consulting services to the Company for a period of one year, including reviewing and providing scientific and strategic advice to the Company’s executive officers. The Javitt Consulting Agreement provides for an up-front payment of $250,000 to Dr. Javitt and commencing on the third month of the Javitt Consulting Agreement, a payment of $75,000 per month, subject to Dr. Javitt’s continued performance of his obligations under the Javitt Consulting Agreement.
(b)
Besthof Agreement

Mr. Besthof was engaged by NeuroRx as Chief Commercial and Patient Officer and Head of Operations pursuant to the terms of a “Work For Hire” Agreement between NeuroRx and REBes Consulting

LLC — Robert Besthof, dated as of March 1, 2016, which was amended as of October 23, 2020 (as amended, the “Besthof Agreement”).
The Besthof Agreement provides for an initial one (1) year term and extends automatically for additional one (1) month periods unless NeuroRx provides written notice of non-renewal at least ten (10) days prior to the expiration of the term, or unless Mr. Besthof’s services are terminated. The Besthof Agreement provides for an initial fee of $3,000 per week. The Besthof Agreement also provides Mr. Besthof with an initial grant of 70,000 options, which vest over a five (5) year period, provided that vesting will accelerate upon a change of control of NeuroRx. Mr. Besthof was granted an additional 70,000 options in October 2020 (the “Additional Options”), which also vest over a five-year period. The Additional Options are subject to accelerated vesting provisions, as described below.
If, following a change in control, either (a) Mr. Besthof’s assigned and required place of work is more than fifty (50) miles from his home or (b) there is a substantial and material diminution in his duties or title, Mr. Besthof is entitled to receive (i) 50% accelerated vesting of his Additional Options, (ii) fee payment continuation at his current rate of $22,000 for a period of twelve (12) months and (iii) twelve (12) months of health care coverage under an equivalent to the employer plan at “gold level” or a supplemental payment equivalent to the health insurance premium payment under any such plan.
If, following a change in control, Mr. Besthof is terminated without cause (which is not defined in the Besthof Agreement), Mr. Besthof is entitled to receive (i) 100% accelerated vesting of his Additional Options, (i) fee payment continuation at his current rate of $22,000 for a period of twelve (12) months and (iii) twelve (12) months of health care coverage under an equivalent to the employer plan at “gold level” or a supplemental payment equivalent to the health insurance premium payment under any such plan.
The Besthof Agreement includes an (i) assignment of intellectual property covenant, (ii) confidentiality covenant that applies for the greater of (x) a two (2) year period after the date of disclosure or (y) a two (2) year period from the end of the term of the Besthof Agreement, and (iii) non-contract covenant pursuant to which Mr. Besthof shall not contract with any third party to manufacture or assist in the manufacture of an NMDA-based treatment for bipolar depression that applies for the term of the Besthof Agreement and for two (2) years following the termination of the Besthof Agreement.
Effective March 8, 2022, Mr. Besthof, on behalf of his personal services corporation, entered into a letter agreement with the Company (the “Besthof Letter Agreement”). The Besthof Letter Agreement supplements the Besthof Agreement. The Besthof Letter Agreement provides for an aggregate monthly payment of $41,667 (of which $19,667 is for services as the Interim Chief Executive Officer) to Mr. Besthof for total annual payments at an annual rate of approximately $500,000 and a special payment for 2022 of up to $250,000 based on achievement of certain performance metrics to be determined by the Board. The Besthof Letter Agreement also provides for the grant of stock options (the “Options”) to purchase 100,000 shares of the Company’s common stock at an exercise price of $2.61 per share (the closing price on the date of grant). The Options vest on March 8, 2023, subject to Mr. Besthof’s continued service with the Company.
Mr. Besthof will be considered for the position of permanent Chief Executive Officer and pursuant to the Besthof Letter Agreement, Mr. Besthof will receive the additional payment of $19,667 per month as Interim Chief Executive Officer for at least six months, unless he resigns or is terminated for “cause” (as defined in the Besthof Letter Agreement). If Mr. Besthof is terminated by the Company without “cause” or, under limited circumstances, he resigns, he may receive separation payments of up to six months of pay, the special payment, to the extent not yet paid, and vesting of his Options. Mr. Besthof will also be entitled to customary indemnification and directors and officers insurance coverage.
(c)
Daigneault Agreement

Effective September 1, 2021, we entered into an employment agreement with Ms. Daigneault (the “Daigneault Employment Agreement”) pursuant to which she serves as Chief Corporate Officer, General Counsel, Corporate Secretary and, prior to March 8, 2022, Acting Treasurer. The Daigneault Employment Agreement provides for an initial one (1) year term and extends automatically for additional one (1) year periods unless either party provides notice of termination or non-renewal. The Daigneault Employment Agreement provides for a base salary of $264,000, subject to periodic increase by the Board. Pursuant to the

Daigneault Employment Agreement, Ms. Daigneault is also eligible to receive (a) a performance-based bonus with a minimum target of 20% of base salary ($52,800 at current base salary) and (b) an additional transactional bonus of $100,000 upon consummation of a secondary offering or financing after September 1, 2021. The Daigneault Employment Agreement also provides Ms. Daigneault with an initial grant of 30,000 options, which vest monthly over a two (2) year period.
In the event Ms. Daigneault is terminated by us without Cause or upon a Change of Control, subject to her execution of a release of claims, in addition to the Final Compensation (as defined below), she will be entitled to receive (i) severance pay equal to the base salary then in effect through the six (6) month anniversary of the termination date (the “Daigneault Severance Pay”), (ii) accrued compensation not yet paid and (iii) a prorated bonus through the date of termination.
“Cause” is defined in the Daigneault Employment Agreement as Ms. Daigneault’s (i) failure to perform (other than by reason of disability), or serious negligence in the performance of, her material duties and responsibilities to the Company (unauthorized absence of Ms. Daigneault for a period of five (5) business days shall be considered failure to perform as defined herein); (ii) material breach of confidentiality or intellectual property provisions contained in the employment agreement or breach of any fiduciary duty owed to the Company; (iii) fraud or embezzlement or other dishonesty which is material (monetarily or otherwise) with respect to the Company; (iv) indictment, conviction or plea of nolo contendere to a felony or other crime involving moral turpitude that is material to the Company; or (v) loss of legal licensure, legal disciplinary proceedings, or other events that impair Ms. Daigneault’s ability to function as Corporate Secretary of the Company.
Pursuant to the terms of the Daigneault Employment Agreement, in the event Ms. Daigneault is terminated due to death or disability, the executive or her beneficiaries, as applicable, are entitled to (i) base salary earned but not paid through the date of termination, (ii) pay for any vacation time earned but not used through the date of termination, (iii) any annual bonus awarded for the year preceding that in which termination occurs but unpaid on the date of termination and (iv) any business expenses incurred but not reimbursed on the date of termination (all of the foregoing, the “Final Compensation”).
The Daigneault Employment Agreement includes (i) a confidentiality covenant that applies during the term of employment and for three (3) years following termination, (ii) assignment of intellectual property, (ii) a non-competition covenant that applies during the term of employment and for twelve (12) months following termination, and (iv) non-solicitation of employees and customers covenants that apply during the term of employment and for twelve (12) months following termination.
Under the terms of the Daigneault Employment Agreement, Ms. Daigneault is entitled to participate in all employee benefit plans, programs and arrangements made available to other U.S.-based employees generally.
(d)
Guggenheimer Agreement

Mr. Guggenheimer was engaged by the Company as its Chief Business officer pursuant to a Consulting Agreement with NeuroRx, Inc. that became effective as of May 21, 2021 (the “Guggenheimer Agreement”). The Guggenheimer Agreement provides for an open-ended term, which may be terminated by him or the Company with sixty (60) business days prior written notice.
The Guggenheimer Agreement provides for an annual compensation to Mr. Guggenheimer of $275,000, payable monthly in advance. In addition, Mr. Guggenheimer is eligible for a bonus with a minimum target of twenty percent (20%) of his base compensation.
Mr. Guggenheimer was awarded 347,200 options under the Company’s 2021 Omnibus Incentive Plan. These options vest equally over a period of three years from the date of grant.
The Guggenheimer Agreement includes (i) an assignment of intellectual property covenant and (ii) a confidentiality covenant that applies for the greater of (x) a two (2) year period after the date of disclosure or (y) a two (2) year period from the end of the term of the Guggenheimer Agreement.
Upon termination of the Guggenheimer Agreement, the Company shall pay to Mr. Guggenheimer, or his estate in the event of his death or incapacity, (i) any annual compensation earned but not paid through the date of termination, and (ii) any business expenses incurred by him but not reimbursed on the date of termination, provided that such expenses and any required substantiation and documentation are submitted within thirty (30) days of termination and that such expenses are reimbursable under Company policy.
Outstanding Equity Awards at Fiscal Year End
The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each Named Executive Officer as of December 31, 2021.
	Option Awards
Name and Principal Position	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Exercise Option Price ($)	Option Expiration Date
Jonathan Javitt Director and Former Chief Executive Officer	—	—	—	—	—
Robert Besthof Interim Chief Executive Officer	3/1/2016	247,200	—	$0.20	2/28/2026
	10/23/2020	69,440	277,760	$3.07	10/23/2030
Alessandra Daigneault Chief Corporate Officer, General Counsel and Secretary	9/1/2020	23,972	47,952	$3.07	9/1/2030
	11/15/2020	8,267	20,667	$3.07	11/15/2030
	5/21/2021	43,400	105,400	$14.58	5/21/2031
	9/7/2021	5,000	25,000	$12.96	9/7/2031
Randy Guggenheimer Chief Business Officer	5/21/2021	—	347,200	$14.58	5/21/2031
Health, Welfare and Retirement Plans
We do not maintain a 401(k) defined contribution plan or any other employee benefit plans or programs.

DIRECTOR COMPENSATION
Pursuant to our Director Compensation Program, each member serving on our Board during 2021 was eligible to compensation for his or her service, as follows.
•
Board of Directors member: $60,000 annual retainer plus an annual equity grant

•
Chairman of the Board: $25,000 annual retainer

•
Board Committee Chair: $15,000 annual retainer

•
Board Committee Member: $10,000 annual retainer

Summary Compensation Table
The following table shows for the fiscal year ended December 31, 2021 certain information with respect to the compensation of our non-employee directors. Amounts paid to Jonathan Javitt are included in the Executive Compensation table above.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Patrick Flynn	$31,500	$59,367	$90,867
Sherry Glied	$24,500	$59,367	$83,867
Aaron Gorovitz	$28,000	$59,367	$87,367
Chaim Hurwitz	$24,500	$59,367	$83,867
H.R. McMaster	$21,000	$59,367	$80,367
Dan Troy	$29,750	$59,367	$89,117
During 2020, two board members were compensated for extensive, ongoing work on NeuroRx’s behalf that was critical to several strategic transactions:
•
A warrant to purchase 279,291 shares of Company common stock at a strike price of $15.25 per share was granted to Aaron Gorovitz, which is held in the name of his company AHG Neuro Options LLC. The warrant has an expiry date of July 14, 2025.

•
Two warrants to purchase a total of 279,290 shares of Company common stock at a strike price of $15.25 per share were granted to Patrick Flynn, which are held in separate trusts for members of his family. Each warrant has an expiry date of October 22, 2025.

No cash or other equity-based awards were paid or provided to our non-employee directors during 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of June 13, 2022 by:
•
each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•
each of our named executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Accordingly, we have included all shares of Common Stock issuable to such person upon the exercise of warrants or options currently exercisable or exercisable within 60 days of the date hereof. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock and preferred stock.
Except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and investment power with respect to the shares of Common Stock owned by such stockholders. Unless otherwise noted, the address of each beneficial owner is c/o NRx Pharmaceuticals, Inc., 1201 N. Market Street, Suite 111, Wilmington, DE 19801, Attention: Secretary.
The beneficial ownership of our Common Stock is based on 66,641,314 shares of Common Stock issued and outstanding as of June 13, 2022.
Name and Address of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Officers and Directors
Jonathan Javitt(1)	14,868,329	22.3%
Patrick J. Flynn(2)	1,319,151	2.0%
Sherry A. Glied, Ph.D.(3)	58,703	*
Aaron Gorovitz(4)	45,531	*
Chaim Hurvitz(5)	1,648,638	2.5%
Daniel Troy(6)	88,628	*
Robert Besthof(7)	225,440	*
Alessandra Daigneault(8)	161,067	*
Randy Guggenheimer(9)	73,733	*
All Executive Officers and Directors as a Group (10 persons)	18,415,486	27.1%
All Greater than 5% Holders
Jonathan Javitt(1)	14,868,329	22.3%
Glytech, LLC(10)	12,655,964	19.0%
Armistice Capital Master Fund Ltd.(11)	6,259,781	9.4%

*
Indicates less than 1%

(1)
Consists of (i) 13,299,997 shares of Common Stock held by the Jonathan Javitt Living Trust, (ii) 1,422,000 shares of Common Stock held by The Javitt 2012 Irrevocable Dynasty Trust, and

(iii) 146,332 shares of Common Stock held by Jonathan Javitt individually. Jonathan Javitt is the trustee of the Jonathan Javitt Living Trust and the Grantor of The Javitt 2012 Irrevocable Dynasty Trust; does not include 7,408,665 shares issuable upon achievement of earnouts.
(2)
Consists of (i) 362,332 shares of Common Stock held by Nash-Flynn Investments, LLC, (ii) 70,418 shares of Common Stock held by the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust, (iii) 882,556 shares of Common Stock issuable upon exercise of fully vested warrants held by the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust, and (iv) 3,845 shares of Common Stock subject to options held by Patrick Flynn which are vested and exercisable within 60 days of June 13, 2022. Patrick Flynn is the owner of Nash-Flynn Investments, LLC and trustee of the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust; does not include (a) 216,375 shares issuable upon achievement of earnouts and (b) 502,722 shares subject to both (i) fully vested warrants and (ii) achievement of earnouts.

(3)
Consists of (i) 13,168 shares of Common Stock held by Cottingham-Hillcrest, Inc., and (ii) 45,535 shares of Common Stock subject to options held by Sherry A. Glied, Ph.D. which are vested and exercisable within 60 days of June 13, 2022; does not include (a) 6,584 shares issuable upon achievement of earnouts and (b) 23,747 shares subject to both (i) options held by Sherry A. Glied, Ph.D. and (ii) achievement of earnouts.

(4)
Consists of (i) 8,336 shares of Common Stock held by Samuel David Gorovitz 2017 Irrevocable Trust, (ii) 8,336 shares of Common Stock held by Jeremy Paul Gorovitz 2017 Irrevocable Trust, (iii) 8,336 shares of Common Stock held by Marisa Shey Gorovitz 2017 Irrevocable Trust, (iv) 16,678 shares of Common Stock held by Elizabeth Gorovitz, and (v) 3,845 shares of Common Stock subject to options held by Aaron Gorovitz which are vested and exercisable within 60 days of June 13, 2022. Aaron Gorovitz is the trustee of the Samuel David Gorovitz 2017 Irrevocable Trust, the Jeremy Paul Gorovitz 2017 Irrevocable Trust, and the Marisa Shey Gorovitz 2017 Irrevocable Trust. Elizabeth Gorovitz is the wife of Aaron Gorovitz; does not include 20,843 shares issuable upon achievement of earnouts.

(5)
Consists of (i) 1,436,350 shares of common stock held by Shirat HaChaim Ltd., (ii) 208,443 shares of Common Stock held by CH Health-Private Venture Capital Ltd, and (iii) 3,845 shares of Common Stock subject to options held by Chaim Hurvitz which are vested and exercisable within 60 days of June 13, 2022. Chaim Hurwitz is the owner of Shirat HaChaim Ltd. and CH Health-Private Venture Capital Ltd; does not include 822,397 shares issuable upon achievement of earnouts.

(6)
Consists of (i) 43,093 shares of Common Stock held by Daniel Troy, and (ii) 45,535 shares of Common Stock subject to options held by Daniel Troy which are vested and exercisable within 60 days of June 13, 2022; does not include (a) 21,547 shares issuable upon achievement of earnouts and (b) 23,747 shares subject to both (i) options held by Daniel Troy and (ii) achievement of earnouts.

(7)
Consists of (i) 23,710 shares of Common Stock held by Robert Besthof and (ii) 201,730 shares of Common Stock subject to options held by Robert Besthof which are vested and exercisable within 60 days of June 13, 2022; does not include (a) 36,290 shares issuable upon achievement of earnouts, (b) 215,710 shares subject to both (i) options held by Robert Besthof and (ii) achievement of earnouts, and (c) 276,960 shares subject to unvested options held by Robert Besthof which are not exercisable within 60 days of June 13, 2022.

(8)
Consists of (i) 31,584 shares of Common Stock held by Alessandra Daigneault and (ii) 129,483 shares of Common Stock subject to options held by Alessandra Daigneault which are vested and exercisable within 60 days of June 13, 2022; does not include (a) 36,763 shares issuable upon achievement of earnouts, (b) 90,602 shares subject to both (i) options held by Alessandra Daigneault and (ii) achievement of earnouts, and (c) 59,573 shares subject to unvested options held by Alessandra Daigneault which are not exercisable within 60 days of June 13, 2022.

(9)
Consists of 73,733 shares of Common Stock subject to options held by Randy Guggenheimer which are vested and exercisable within 60 days of June 13, 2022; does not include (a) 147,467 shares subject to both (i) options held by Randy Guggenheimer and (ii) achievement of earnouts and (b) 126,000 shares subject to unvested options held by Randy Guggenheimer which are not exercisable within 60 days of June 13, 2022.

(10)
Consists of 12,656,964 shares of Common Stock held by Glytech, LLC. Glytech, LLC is owned by Daniel Javitt; does not include 6,985,932 shares issuable upon achievement of earnouts.

(11)
Consists of (i) 6,259,781 shares of Common Stock held by Armistice Capital Master Fund Ltd. and (ii) 6,987,054 shares of Common Stock issuable upon the exercise of Investment Options, all of which are exercisable within 60 days of June 13, 2022 but are subject to beneficial ownership limitations that preclude Armistice Capital Master Fund Ltd. from exercising any portion of the Investment Options to the extent such exercise would result in Armistice Capital Master Fund Ltd. owning more than 4.99% of the Company’s outstanding shares of Common Stock.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain the NRx Pharmaceuticals, Inc. 2021 Omnibus Incentive Plan (the “Plan”) for the issuance of shares of our common stock to our officers and other employees, directors and consultants, which has been approved by our stockholders.
The following table provides certain aggregate information with respect to the Plan as of December 31, 2021.
Plan Type	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,641,453(1)	$4.46	731,596
Equity compensation plans not approved by security holders	—	—	—

(1)
As of December 31, 2021, there were 5,373,049 shares of common stock authorized for issuance pursuant to awards under the Plan.

PROPOSAL 1: RATIFICATION OF SELECTION OF AUDITORS
Introduction
The audit committee of the Board has selected the firm of KPMG LLP (“KPMG”), independent registered public accounting firm, to serve as our auditors for the year ending December 31, 2022. It is expected that a representative of KPMG will be present at the annual meeting with the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.
In deciding to appoint KPMG, the audit committee reviewed auditor independence issues and existing commercial relationships with KPMG and concluded that KPMG has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2022.
Vote Required
The selection of our independent registered public accounting firm for the year ending December 31, 2022 will be ratified upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions will have no effect on the vote on such matter. However, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. The ratification of this selection by our stockholders is not required under the laws of the State of Delaware, where we are incorporated, but the results of this vote will be considered by the audit committee in selecting auditors for future years.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Report of the Audit Committee
The audit committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.
In fulfilling its oversight responsibilities, the audit committee:
•
reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2021 with management and KPMG;

•
discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB; and

•
discussed the independence of KPMG with that firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our Board, and our Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. The audit committee also appointed KPMG as our independent registered public accounting firm for fiscal year ending December 31, 2022.
Submitted by the audit committee of our Board:
Patrick Flynn
Aaron Gorovitz
Chaim Hurvitz

PROPOSAL 2: ELECTION OF DIRECTOR
Introduction
Mr. Chaim Hurvitz, a current Class I member of the Board, has agreed to stand for a second term as a Class I director, such term to expire at the third succeeding annual meeting. Mr. Hurvitz has served as a member of the Board since May 2021. He served as a member of the NeuroRx board of directors from May 2015. Mr. Hurvitz has served as the Chief Executive Officer of CH Health, a private venture capital firm, since May 2011. Mr. Hurvitz previously served as a member of the board of directors of Teva Pharmaceuticals Industries Ltd. from October 2010 to July 2014. Previously, he was a member of the senior management of Teva Pharmaceuticals Industries Ltd., serving as the President of Teva International Group from 2002 until 2010, as President and Chief Executive Officer of Teva Pharmaceuticals Europe from 1992 to 1999 and as Vice President — Israeli Pharmaceutical Sales from 1999 until 2002. Mr. Hurvitz is a founding investor and a director of Galmed Pharmaceuticals Ltd. Mr. Hurvitz presently serves as a member of the management of the Manufacturers Association of Israel and head of its pharmaceutical branch. Mr. Hurvitz holds a B.A. from Tel Aviv University. The Board believes that Mr. Hurvitz is qualified to serve an additional term as a member of the Board due to his extensive experience in the pharmaceutical industry. The Board has determined that Mr. Hurvitz is an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules.
Vote Required
Our bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. As a result, an abstention or a broker non-vote on Proposal One will not have any effect on the election of the directors.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF CHAIM HURVITZ TO SERVE AS A CLASS I MEMBER OF THE BOARD OF DIRECTORS FOR A TERM TO EXPIRE AT THE THIRD SUCCEEDING ANNUAL MEETING. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ELECTION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

ACCOUNTING FEES
KPMG has served as our independent auditor since 2018. The Company incurred the following fees from KPMG for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2021 and 2020.
	For the year ended December 31
	2021	2020
Audit fees(1)	$798,600	$350,000
Audit-related fees(2)	$0	$0
Tax fees(3)	$0	$0
All other fees(4)	$0	$0
Total fees	$798,600	$350,000

(1)
Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, services rendered in connection with the May 2021 merger and follow-on public offering, and additional public offerings and private placements.

(2)
There were no audit-related fees billed in 2021 or 2020.

(3)
There were no tax-related fees billed in 2021 or 2020.

(4)
There were no other fees billed in 2021 or 2020.

Audit Committee Pre-Approval Policy and Procedures
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval is needed on a time urgent basis) pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm. These services include audit services, audit-related services, tax services and other services.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the “Executive Compensation” and “Director Compensation” sections of this proxy. We also describe below certain other transactions with our directors, executive officers and stockholders.
Private Placement Lock-Up Agreement
On February 2, 2022, we consummated a private placement (the “Private Placement”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of January 30, 2022 (the “Purchase Agreement”), with certain investors. In connection with the closing of the Private Placement, we entered into a lock-up agreement with Jonathan Javitt and Daniel Javitt (collectively, the “Javitt Stockholders”), dated as of January 30, 2022 (the “Private Placement Lock-Up Agreement”), pursuant to which the Javitt Stockholders agreed not to transfer, directly or indirectly, any Common Stock owned by them for sixty (60) days following the Effective Date (as defined in the Purchase Agreement) (the “Restriction Period”). Subject to certain conditions, the Javitt Stockholders may transfer shares of Common Stock provided that: (i) we receive a signed lock-up letter agreement for the balance of the Restriction Period from each transferee, prior to such transfer, (ii) the transfer does not involve a disposition for value, (iii) the transfer is not required to be reported with the SEC in accordance with the Exchange Act, as amended, and no report of such transfer is made voluntarily, and (iv) neither the Javitt Stockholders nor any transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfer, with respect to certain specified transfers under the Private Placement Lock-Up Agreement. The Restriction Period has now expired.
Registration Rights Agreement
In connection with the execution of the Merger Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with Jonathan Javitt and Daniel Javitt (the “Javitt Stockholders”).
Subject to several exceptions, including our right to defer a demand registration, shelf registration or underwritten offering under certain circumstances, the Javitt Stockholders may require that we register for public resale under the Securities Act all shares of the Common Stock that they request to be registered at any time, subject to the restrictions in the lock-up agreements described above, so long as the securities being registered in each registration statement or sold in any underwritten offering are reasonably expected to produce aggregate proceeds of at least $50.0 million.
If we become eligible to register the sale of our securities on Form S-3 under the Securities Act, the Javitt Stockholders have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions. The Javitt Stockholders also have the right to request marketed and non-marketed underwritten offerings using a shelf registration statement.
If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities (including for sale by us or at the request of the Javitt Stockholders), NRx Pharmaceuticals will be required to use its reasonable best efforts to offer the parties to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”).
All expenses of registration under the Registration Rights Agreement, including the legal fees of counsel chosen by stockholders participating in a registration, will be paid by us.
The registration rights granted in the Registration Rights Agreement are subject to customary restrictions including blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by Delaware law.
Procedures with Respect to Review and Approval of Related Person Transactions
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the Nasdaq. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our general counsel will be required to present to the audit committee all relevant facts and circumstances relating to the related person transaction. The audit committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance audit committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee, subject to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the audit committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.
Support Services
We license patents owned by Glytech. During 2021 and 2020, NeuroRx paid Glytech $250,000 and $272,929, respectively, for continuing research and development, technology support services and reimbursed expenses. These support services are ongoing. Glytech’s support includes both non-clinical and clinical research in support of the expansion of our intellectual property portfolio.
In addition, we pay Zachary Javitt, the son of our former Chief Executive Officer Jonathan Javitt, on an hourly basis for services related to website, IT, and marketing support under the supervision of our Chief Commercial Officer, who is responsible for assuring that the services are provided on financial terms that are at market. We paid Zachary Javitt a total of $106,500 and $85,915 during the years ended December 31, 2021 and 2020, respectively.
PT Master Services Agreement
NeuroRx entered into a Master Agreement for Information Technology Services with Pill Tracker 2015, Ltd. (“Pill Tracker”), dated April 1, 2020 (the “PT Master Services Agreement”) for services relating to the development of the inhaled use form of ZYESAMI. Zachary Javitt and Jonathan Javitt are the Chief Executive Officer and the Chairman of the board of directors, respectively, of Pill Tracker. The PT Master Services Agreement and any subsequent statements of work were negotiated and executed between Patrick Flynn and Robert Besthof of NeuroRx and Zachary Javitt.
Pursuant to the initial scope of work (“SOW”) under the PT Master Services Agreement, Pill Tracker provides support for the inhaled ZYESAMI Phase II/III clinical trials by monitoring SpO2 and Heart Rate in patients in a sub-study of the AVICOVID-2 clinical trial in the U.S. to determine the physiological effects of

ZYESAMI vs. a placebo. PillTracker’s responsibilities include set-up, patient monitoring, and the provision of tablets and other necessary hardware
The total project cost of the SOW was agreed at $309,651, exclusive of any applicable value added tax. However, the final amount paid was higher and reflected agreed increases in development time, increases in hardware procurement requirements, and additional software features or change of software features in order to reflect the clinical trial protocol design.
NeuroRx and Pill Tracker entered into a second statement of work dated July 26, 2021 (the “Second SOW”) under the PT Master Services Agreement for the provision of additional support of inhaled ZYESAMI in Phase IIb/III clinical trials. The Second SOW has an agreed total project cost of $157,110.
NeuroRx and Pill Tracker entered into a Supplemental Task Order (“STO”) amending the original SOW on November 15, 2021. The additional work under the STO focuses on study preparation and custom, software interface buildout of a connected medication adherence and patient-monitoring platform to support participants of the AVICOVID-2 clinical trial of inhaled ZYESAMI® in the United States, and future studies of ZYESAMI® with compatible protocol designs. The expected cost of the STO is $399,000.
NeuroRx has the right to terminate the PT Master Service Agreement, including the initial scope of work, at any time with 30 days’ advance notice to Pill Tracker, subject to payment for work performed prior to the date of termination and any additional expenses incurred with our prior written approval. All work under the PT Master Services Agreement and the related SOWs have been suspended by mutual agreement pending the Company’s review of its ZYESAMI program.
In connection with the PT Master Services Agreement, NeuroRx paid Pill Tracker $990,634 and $271,082 during the years ended December 31, 2021 and 2020, respectively.

STOCKHOLDER PROPOSALS
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2023 Annual Meeting of Stockholders must be received by us on or before April 19, 2023 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801, Attention: Secretary.
Stockholder proposals to be presented at our 2023 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2023 Annual Meeting of Stockholders, must be presented and received in accordance with the provisions of our bylaws. Our bylaws state that the stockholder must provide timely written notice of any nomination or proposal and supporting documentation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive office not less than 90 days (or April 19, 2023) nor more than 120 days (or March 20, 2023) prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year, a stockholder’s notice must be delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us; provided, further, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us.
The stockholder must update and supplement its notice to us of his or her intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement should be mailed at least 5 days after the record date and no later than 8 business days prior to the date of the meeting to: NRx Pharmaceuticals, Inc., 1201 Market Street, Suite 111, Wilmington, DE 19801, Attention: Secretary.
EXPENSES AND SOLICITATION
The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation. We have engaged Continental Stock Transfer & Trust Company (“Continental”) to advise us, host the virtual meeting and to manage the production and distribution of this proxy statement. We expect to pay Continental approximately $12,000 for their services.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules concerning the delivery of annual disclosure documents allow us or stockholders’ brokers to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or stockholders’ brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders in the same household and helps to reduce our expenses. This rule applies to our notices, annual reports, proxy statements and information statements.
As such, owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111,Wilmington, DE 19801 or by telephone at (484) 254-6134.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Please mark your votes like this X Signature________________________________________ Signature if held jointly_____________________________________ Date____________, 2022. Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. - Front CONTROL NUMBER 1. Election of Director FOR AGAINST ABSTAIN PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. (1) Chaim Hurvitz 2. Ratification of KPMG as independent registered public accounting firm. (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) NRX PHARMACEUTICALS INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend: http://cstproxy.com/nrxpharma/2022 PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your share MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on July 17, 2022. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY

FOLD AND DETACH HERE AND READ THE REVERSE SIDE Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held July 18, 2022 To view the 2022 Proxy Statement, 2021 Annual Report and to Attend the Annual Meeting, please go to: http://www.cstproxy.com/nrxpharma/2022 NRX PHARMACEUTICALS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 18, 2022 PROXY The undersigned appoints Robert Besthof and Seth Van Voorhees, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of NRx Pharmaceuticals, Inc. held of record by the undersigned at the close of business on May 20, 2022 at the Annual Meeting of Stockholders of NRx Pharmaceuticals, Inc. to be held on July 18, 2022, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN FAVOR OF ELECTING THE NOMINEE TO THE BOARD OF DIRECTORS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. - Back (Continued, and to be marked, dated and signed, on the other side)